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Exhibit 10.45

CONFORMED COPY

FIRST AMENDMENT

TO MARRIOTT-TCBY JOINT VENTURE AGREEMENT

        THIS AMENDMENT to the Marriott-TCBY Joint Venture Agreement is made and entered into effective as of January 1, 1990, by and between TCBY Enterprises, Inc., a Delaware corporation with its principal office at 1100 TCBY Tower, 425 West Capitol, Little Rock, Arkansas 72201 and TCBY Systems, Inc., an Arkansas corporation with its principal office at 1100 TCBY Tower, 425 West Capitol, Little Rock, Arkansas 72201 (collectively the "COMPANY") and Marriott Corporation, a Delaware corporation with its principal office at Marriott Drive, Washington, DC 20058 ("MARRIOTT") and amends the agreement between the COMPANY and MARRIOTT made and entered into effective as of June 1, 1989 (the "Agreement").

1.    Continuing Effect of Agreement. Unless otherwise stated herein, all terms and conditions of the Agreement shall continue in effect and with full force. Defined terms in the Agreement appearing in language to be added to the Agreement as set forth in this First Amendment shall have the same meaning as set forth in the Agreement.

2.    Adjustments to Development Costs. Section 8 A of the Agreement shall be modified by the addition of the following at the end of that section:

    In computing the cost of each initial STORE equipment package, CART, and equipment for each CART, freight to the STORE location shall be included in the cost. In addition, cabinets and counters for use at a STORE shall be included in the cost of the initial STORE equipment package if such are purchased from an affiliate company of the COMPANY. Excluded from the cost of each initial STORE equipment package, and therefore not to be considered as an offset or payment in kind, are (i) cash registers or other point of sale cash-handling equipment and (ii) soft drink dispensing equipment, both of which shall be furnished by MARRIOTT at MARRIOTT's sole expense.

3.    Development of CART Locations. The following shall be added to the end of section 3 A of the Agreement as a continuation of the last paragraph of that subsection:

Notwithstanding the foregoing, from time to time MARRIOTT may request and the COMPANY may grant the right to MARRIOTT to operate a CART at locations at which no STORE is operating, but at all times the COMPANY retains the absolute and sole discretion in this regard. In the event the COMPANY grants such rights, then the operation of any such CART operating independently of a STORE shall be undertaken in compliance with the terms and conditions of this Agreement, but at no time shall the placement of a CART at a location independent of a STORE act to fulfill development obligations of MARRIOTT as set forth in this Agreement, and further, the costs associated with placement of any CART to be operated independently of a STORE shall be borne completely by MARRIOTT and not be subject to contribution by the COMPANY.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement effective as of the date first above written.

Attest:	MARRIOTT CORPORATION
/s/ C. TOWNSEND	By:	/s/ WILLIAM J. SHAW
Assistant Secretary		(Signature)
(S E A L)	Title:	Vice President
(Type or Print)
Attest:	TCBY ENTERPRISES, INC.
/s/ BETTE CLAY	By:	/s/ WILLIAM P. CREASMAN
Secretary		(Signature)
(S E A L)	Title:	Sr. Vice President
(Type or Print)
Attest:	TCBY SYSTEMS, INC.
/s/ BETTE CLAY	By:	/s/ WALT WINTER
Secretary		(Signature)
(S E A L)	Title:	Sr. Vice President
(Type or Print)

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FIRST AMENDMENT TO MARRIOTT-TCBY JOINT VENTURE AGREEMENT